                                                                     Exhibit 3.1

                               AMCOMP INCORPORATED

                          AMENDED AND RESTATED BY-LAWS

                            AS OF SEPTEMBER 28, 2007

                                    ARTICLE I

                                  STOCKHOLDERS

      Section 1.1 ANNUAL  MEETINGS.  An annual meeting of  stockholders to elect directors and transact  such other  business as may properly be presented to the meeting  shall be held on such date and at such place as the Board of  Directors may from  time to time  fix,  and if that day  shall be a legal  holiday  in the jurisdiction  in which  the  meeting  is to be held,  then on the next day not a legal holiday or as soon  thereafter  as may be practical,  as determined by the
Board of Directors.

      Section 1.2 SPECIAL  MEETINGS.  A special meeting of  stockholders  may be called at any time by the Chairman of the Board, the Chief Executive  Officer or
the Board of  Directors  pursuant to a  resolution  adopted by a majority of the
Whole  Board  (as  defined  below)  and shall be called by any of them or by the
Secretary  upon receipt of a written  request to do so specifying  the matter or matters,  appropriate for action at such a meeting,  proposed to be presented at the meeting and signed by holders of record of a majority of the shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the day such  request is received  and the record date for such  meeting were the close of business on the preceding  day. Any such meeting shall be held at such time and at such  place,  within or without  the State of  Delaware,  as shall be determined  by the body or person  calling such meeting and as shall be stated in the  notice of such  meeting.  The Whole  Board  shall  mean the total number of directors that the Corporation would have if there were no vacancies.

      Section 1.3 NOTICE OF MEETING.  For each meeting of stockholders,  written notice  shall be given  stating  the place,  date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called and, if the list of  stockholders  required by Section 1.9 is not to be at such place at least 10 days prior to the meeting, the place where such list will be. Except as otherwise  provided by the Delaware  General  Corporation Law (the "DGCL"),  the
written  notice of any  meeting  shall be given not less than 10 or more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed,  notice  shall be deemed to be given when  deposited in the
United States mail, postage prepaid,  directed to the stockholder at his address as it appears on the records of the Corporation.

      Section  1.4  QUORUM.  Except  as  otherwise  required  by the DGCL or the
Certificate of Incorporation,  the holders of record of a majority of the shares of stock  entitled to be voted  present in person or  represented  by proxy at a meeting  shall  constitute  a quorum  for the  transaction  of  business  at the meeting,  but in the  absence  of a quorum  the  holders  of record  present  or represented  by proxy at such  meeting may vote to adjourn the meeting from time to time,  without notice other than announcement at the meeting,  until a quorum is obtained.  At any such adjourned  session of the meeting at which there shall be present or  represented  the  holders  of record of the  requisite  number of shares,  any business may be transacted  that might have been  transacted at the meeting as originally called.

      Section  1.5  CHAIRMAN  AND  SECRETARY  AT  MEETING.  At each  meeting  of stockholders  the Chairman,  or in his absence or should the Chairman so direct, the  President,  or in the absence of the  Chairman  and the  President,  then a person  designated by the Board of  Directors,  shall preside as chairman of the meeting; if no person is so designated, then the meeting shall choose a chairman by plurality vote. The Secretary,  or in his absence a person  designated by the chairman of the meeting, shall act as secretary of the meeting.

      Section 1.6 VOTING;  PROXIES.  Except as otherwise provided by the DGCL or the Certificate of Incorporation, and subject to the provisions of Section 1.10:

            (a)   Each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of capital stock held by him.

            (b)   Each stockholder entitled to vote at a meeting of stockholders or to  express  consent  or dissent  to  corporate  action in writing  without a meeting may authorize  another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date,  unless the proxy provides for a longer period.

            (c)   Directors shall be elected by a plurality vote.

            (d)   Each  matter,  other  than  election  of  directors,  properly presented to any meeting shall be decided by a majority of the votes cast on the matter.

            (e)   Election  of  directors  and  the  vote  on any  other  matter presented  to a meeting  shall be by  written  ballot  only if so ordered by the chairman  of the  meeting  or if so  requested  by any  stockholder  present  or represented by proxy at the meeting entitled to vote in such election or on such matter, as the case may be.

      Section 1.7 ADJOURNED MEETINGS. A meeting of stockholders may be adjourned to  another  time or place as  provided  in  Section  1.4.  Unless  the Board of
Directors  fixes a new record  date,  stockholders  of record  for an  adjourned meeting  shall be as  originally  determined  for the  meeting  from  which  the adjournment  was taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned  meeting,  a notice of the adjourned  meeting shall be given to each  stockholder of record entitled to vote. At the adjourned meeting any business may be transacted that might have been transacted at the meeting as originally called.

      Section 1.8  CONSENT OF  STOCKHOLDERS  IN LIEU OF  MEETING.  Except as may
otherwise be provided in the Certificate of  Incorporation,  any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in  writing, setting forth the action so taken, shall be signed by the holders of outstanding stock  having not less than the minimum  number of votes that would be necessary to  authorize  or take such action at a meeting at which all shares  entitled to vote thereon  were present and voted.  Notice of the taking of such action shall be given  promptly  to each  stockholder  that would have been  entitled to vote thereon  at a  meeting  of  stockholders  and that did not  consent  thereto  in writing.

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      Section 1.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE. At least 10 days before every meeting of  stockholders a complete list of the  stockholders  entitled to vote at the meeting,  arranged in alphabetical  order and showing the address of each  stockholder  and the  number  of  shares  registered  in the  name of each stockholder,  shall be  prepared  and  shall be open to the  examination  of any stockholder  for any purpose germane to the meeting,  during  ordinary  business hours, for a period of at least 10 days prior to the meeting,  at a place within the city where the meeting is to be held.  Such list shall be produced  and kept at the time and place of the  meeting  during the whole time  thereof and may be inspected by any stockholder who is present.

      Section  1.10 FIXING OF RECORD  DATE.  In order that the  Corporation  may determine  the  stockholders  entitled to notice of or to vote at any meeting of stockholders  or any  adjournment  thereof,  or to express  consent to corporate action in  writing  without a meeting,  or  entitled  to receive  payment of any dividend  or other  distribution  or  allotment  of any  rights,  or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful  action,  the Board of Directors may fix, in advance,  a record  date,  which  shall not be more than 60 or less than 10 days before  the date of such  meeting,  nor  more  than 60 days  prior to any  other action. If no record date is fixed, the record date for determining stockholders entitled  to notice of or to vote at a meeting of  stockholders  shall be at the close of business on the day next  preceding  the day on which  notice is given, or, if notice is waived,  at the close of business on the day next preceding the day on which the meeting is held; the record date for  determining  stockholders entitled to express  consent to corporate  action in writing  without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed;  and the record date for any other purpose  shall be at the  close of  business  on the day on which  the  Board of
Directors adopts the resolution relating thereto.

      Section 1.11 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

            (a)   ANNUAL MEETINGS OF STOCKHOLDERS.

                  (i)  Nominations  of  persons  for  election  to the  Board of
Directors of the  Corporation  and the proposal of business to be  considered by the  stockholders  may be made at an annual meeting of stockholders (a) pursuant to the Corporation's  notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any  stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 1.11, who is entitled to vote at the meeting and who complies  with the notice  procedures set forth in this Section 1.11.

                  (ii) For nominations or other business to be properly  brought before an annual  meeting by a  stockholder  pursuant to clause (c) of paragraph
(A)(1) of this Section  1.11,  the  stockholder  must have given  timely  notice thereof in writing to the Secretary of the  Corporation  and such other business must  otherwise  be a proper  matter for  stockholder  action.  To be timely,  a stockholder's  notice  shall be  delivered  to the  Secretary  at the  principal executive offices of the Corporation not later than the close of business on the
90th day nor  earlier  than the close of  business on the 120th day prior to the

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first anniversary of the preceding year's annual meeting; provided,  however, in the event  that the date of the annual  meeting  is more than 30 days  before or more than 60 days after such anniversary  date,  notice by the stockholder to be timely must be so delivered  not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which  public  announcement  of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment of an annual meeting  commence a new time period for the giving of a  stockholder's notice as described above. Such  stockholder's  notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director  all  information  relating  to such person that is required to be disclosed in  solicitations  of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities  Exchange Act of 1934, as amended (the "Exchange  Act"),  and the rules and regulations  thereunder  (including  such person's  written consent to being named in the proxy  statement as a nominee and to serving as a director if elected);  (b) as to any other business that the  stockholder  proposes to bring before the meeting,  a brief  description of the business  desired to be brought before the meeting,  the reasons for conducting such business at the meeting and any material  interest in such business of such  stockholder  and the beneficial owner,  if  any,  on  whose  behalf  the  proposal  is  made;  and (c) as to the stockholder  giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the  Corporation's  books,  and of such beneficial  owner, and
(ii)  the  class  and  number  of  shares  of the  Corporation  that  are  owned beneficially and of record by such stockholder and such beneficial owner.

            Notwithstanding  anything in the second sentence of paragraph (A)(2)
of this Section 1.11 to the contrary,  in the event that the number of directors to be elected to the Board of Directors  of the  Corporation  is  increased  and there is no public  announcement by the  Corporation  naming all of the nominees for director or specifying the size of the increased Board of Directors at least
70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's  notice  required by this  Section  1.11 shall also be  considered timely,  but only with respect to nominees for any new positions created by such increase,  if it shall be delivered to the Secretary at the principal  executive offices of the  Corporation not later than the close of business on the 10th day following  the day on  which  such  public  announcement  is  first  made by the
Corporation.

            (b)   SPECIAL MEETINGS OF STOCKHOLDERS.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting  pursuant to the  Corporation's  notice of meeting.  Nominations  of persons for election to the Board of Directors may be made at a special  meeting
of  stockholders  at  which  directors  are  to  be  elected   pursuant  to  the
Corporation's  notice  of  meeting  (a) by or at the  direction  of the Board of
Directors  or (b)  provided  that the Board of  Directors  has  determined  that directors  shall  be  elected  at  such  meeting,  by  any  stockholder  of  the
Corporation  who is a  stockholder  of  record  at the time of  giving of notice provided  for in this  By-Law,  who shall be entitled to vote at the meeting and who complies with the notice  procedures  set forth in this Section 1.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors,  any such  stockholder who shall be entitled  to vote at the  meeting may  nominate a person or persons
(as the case may be), for election to such position(s) as specified in the

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Corporation's  notice  of  meeting,  if the  stockholder's  notice  required  by paragraph (A)(2) of this Section 1.11 shall be delivered to the Secretary at the principal  executive  offices of the  Corporation  not earlier than the close of business on the 120th day prior to such  special  meeting and not later than the close of business on the later of the 90th day prior to such special  meeting or the 10th day following the day on which public announcement is first made of the date of the  special  meeting  and of the  nominees  proposed  by the  Board  of
Directors  to  be  elected  at  such  meeting.  In no  event  shall  the  public announcement of an adjournment of a special  meeting  commence a new time period for the giving of a stockholder's notice as described above.

            (c)   GENERAL.

                  (i) Only such persons who are nominated in accordance with the procedures  set  forth  in this  Section  1.11  shall  be  eligible  to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance  with the procedures set  forth in this  Section  1.11.  Except as  otherwise  provided  by law,  the
Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the  power  and duty to  determine  whether a  nomination  or any  business proposed to be brought before the meeting was made or proposed,  as the case may be, in accordance with the procedures set forth in this Section 1.11 and, if any proposed  nomination or business is not in compliance with this Section 1.11, to declare that such defective proposal or nomination shall be disregarded.

                  (ii) For purposes of this Section 1.11, "public  announcement"
shall mean disclosure in a press release reported by the Dow Jones News Service,
Associated Press or comparable  national news service or in a document  publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (iii) Notwithstanding the foregoing provisions of this Section
1.11, a stockholder  shall also comply with all applicable  requirements  of the
Exchange  Act and the rules  and  regulations  thereunder  with  respect  to the matters set forth in this  Section  1.11.  Nothing in this Section 1.11 shall be deemed  to affect  any  rights  (A) of  stockholders  to  request  inclusion  of proposals in the Corporation's  proxy statement pursuant to Rule 14a-8 under the
Exchange  Act or (B) of the  holders of any series of  preferred  stock to elect directors under specified circumstances.

                                   ARTICLE II

                                    DIRECTORS

      Section 2.1 NUMBER; TERM OF OFFICE; QUALIFICATIONS;  VACANCIES. The number of directors  that shall  constitute the Whole Board shall be fixed from time to time as  determined  by  action of the Board of  Directors.  Directors  shall be elected  at the  annual  meeting  of  stockholders  to hold  office,  subject to
Sections 2.2 and 2.3,  until the next annual meeting of  stockholders  and until their respective successors are elected and qualify. Vacancies and newly created directorships  resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office,  although less than a quorum, or by the sole remaining  director,  and the directors so chosen shall hold office,  subject to Sections 2.2 and 2.3,  until the next annual meeting of stockholders and until their respective successors are elected and qualified.

                                      -5-

      Section 2.2 RESIGNATION. Any director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the
President or the Secretary of the Corporation.  Any such resignation  shall take effect at the time specified  therein or, if no time be specified,  upon receipt thereof  by the Board of  Directors  or one of the  above-named  officers;  and, unless  specified  therein,  the  acceptance  of such  resignation  shall not be necessary to make it effective. When one or more directors shall resign from the
Board of Directors  effective at a future date, a majority of the directors then in office,  including those who have so resigned,  shall have power to fill such vacancy or vacancies,  the vote thereon to take effect when such  resignation or resignations  shall  become  effective,  and each  director so chosen shall hold office as provided in these By-Laws in the filling of other vacancies.

      Section 2.3 REMOVAL.  Except for the directors  elected pursuant to and in accordance with the terms of a certificate of designation  filed under the DGCL, whose  removal is governed  thereby,  any one or more  directors may be removed, with or  without  cause,  by the vote or  written  consent  of the  holders of a majority of the shares entitled to vote at an election of directors.

      Section 2.4 REGULAR AND ANNUAL MEETINGS;  NOTICE.  Regular meetings of the
Board of  Directors  shall be held at such  time and at such  place,  within  or without the State of Delaware,  as the Board of Directors  may from time to time prescribe.  No notice need be given of any  regular  meeting,  and a notice,  if given,  need not  specify  the  purposes  thereof.  A  meeting  of the  Board of
Directors  may be held without  notice  immediately  after an annual  meeting of stockholders at the same place as that at which such meeting was held.

      Section 2.5 SPECIAL  MEETINGS;  NOTICE.  A special meeting of the Board of
Directors may be called at any time by the Board of Directors, its Chairman, the
President or any person acting in the place of the President and shall be called by any one of them or by the Secretary  upon receipt of a written  request to do so specifying the matter or matters,  appropriate  for action at such a meeting, proposed to be  presented  at the meeting and signed by at least two  directors.
Any such meeting shall be held at such time and at such place, within or without the State of Delaware, as shall be determined by the body or person calling such meeting. Notice of such meeting stating the time and place and principal purpose or  purposes  thereof  shall be given (a) by deposit of the notice in the United
States mail,  first  class,  postage  prepaid,  at least two days before the day fixed for the meeting addressed to each director at his address as it appears on the  Corporation's  records or at such other  address as the  director  may have furnished the  Corporation  for that  purpose,  or (b) by delivery of the notice similarly addressed for dispatch by electronic transmission, telegraph, cable or radio or by delivery of the notice by  telephone  or in person,  in each case at least 24 hours before the time fixed for the meeting.

      Section 2.6  CHAIRMAN OF THE BOARD;  PRESIDING  OFFICER AND  SECRETARY  AT
MEETINGS.  The Board of  Directors  may elect one of its members to serve at its pleasure as Chairman of the Board.  Each meeting of the Board of Directors shall be  presided  over by the  Chairman of the Board or in his absence or should the
Chairman so direct, by the President, if a director, or if neither is present by such member of the Board of  Directors  as shall be chosen at the  meeting.  The

                                      -6-

Secretary,  or in his absence an Assistant Secretary,  shall act as secretary of the meeting,  or if no such officer is present, a secretary of the meeting shall be designated by the person presiding over the meeting.

      Section 2.7 QUORUM.  A majority  of the Whole  Board  shall  constitute  a quorum  for the  transaction  of  business,  but in the  absence  of a  quorum a majority of those present (or if only one be present, then that one) may adjourn the meeting,  without notice other than announcement at the meeting,  until such time as a quorum is present.  Except as otherwise required by the Certificate of
Incorporation or the By-Laws,  the vote of the majority of the directors present at a  meeting  at which a quorum  is  present  shall be the act of the  Board of
Directors.

      Section 2.8 MEETING BY TELEPHONE.  Members of the Board of Directors or of
any committee  thereof may  participate in meetings of the Board of Directors or of such  committee by means of  conference  telephone or similar  communications equipment  by means of which all persons  participating  in the meeting can hear each other, and such participation  shall constitute  presence in person at such meeting.

      Section 2.9 ACTION WITHOUT  MEETING.  Unless  otherwise  restricted by the
Certificate of  Incorporation,  any action  required or permitted to be taken at any  meeting of the Board of  Directors  or any  committee  thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be,  consent  thereto in writing and the writing or writings are filed  with the  minutes of  proceedings  of the Board of  Directors  or of such committee.

      Section 2.10      EXECUTIVE AND OTHER COMMITTEES.

            (a)   The Board of Directors may, by resolution passed by a majority of the Whole  Board,  designate  an  Executive  Committee  and one or more other committees, each such committee, except as otherwise required by applicable law, to  consist  of two or more  directors  (or,  in the  case of a  special-purpose committee,  one or more  directors)  as the Board of Directors  may from time to time determine. Any such committee, to the extent provided in such resolution or resolutions or in these By-Laws and not inconsistent  with Section  141(c)(2) of the DGCL,  shall have and may exercise all the powers and authority of the Board of Directors in the  management of the business and affairs of the  Corporation, including  the power to authorize the seal of the  Corporation  to be affixed to all papers that may require it; and unless the resolution or  resolutions  shall expressly  so provide,  no such  committee  shall have the power or authority to declare a dividend or to  authorize  the  issuance  of stock.  In the absence or disqualification  of a member of a  committee,  the  member or  members  thereof present at any meeting and not  disqualified  from  voting,  whether or not such committee member or members or they constitute a quorum, may unanimously appoint another  member of the Board of  Directors to act at the meeting in the place of any such  absent or  disqualified  member.  Each such  committee  other than the
Executive  Committee shall have such name as may be determined from time to time by the Board of Directors.

            (b)   Unless  the  Board  of  Directors  otherwise  provides,   each
committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its  business.  In the absence of a provision by the Board of
Directors  or a provision  in the rules of such  committee  to the  contrary,  a

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majority  of the entire  authorized  number of members of such  committee  shall constitute a quorum for the  transaction of business,  the vote of a majority of the  members  present  at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

      Section 2.11 COMPENSATION. No director shall receive any stated salary for his services as a director or as a member of a committee  but shall receive such sum,  if any,  as may from  time to time be fixed by the  action of the Board of
Directors.

                                   ARTICLE III

                                    OFFICERS

      Section 3.1 ELECTION; QUALIFICATION. The officers of the Corporation shall be a Chairman of the Board, a President,  one or more Vice  Presidents,  a Chief
Executive  Officer,  a Chief Operating  Officer,  a Chief Financial  Officer,  a
Secretary  and a  Treasurer,  each of whom  shall be  selected  by the  Board of
Directors. The Board of Directors may elect a Controller,  one or more Assistant
Vice  Presidents,  one or more  Assistant  Secretaries,  one or  more  Assistant
Treasurers,  one or more Assistant Controllers and such other officers as it may from time to time  determine.  Any two or more  offices  may be held by the same person.

      Section 3.2 TERM OF OFFICE.  Each officer  shall hold office from the time of his election and  qualification to the time at which his successor is elected and  qualified,  unless he shall die or resign or shall be removed  pursuant  to
Section 3.4 at any time sooner.

      Section 3.3 RESIGNATION.  Any officer of the Corporation may resign at any time by giving written  notice of such  resignation to the Chairman of the Board of  Directors,  the  President  or the  Secretary of the  Corporation.  Any such resignation  shall take effect at the time  specified  therein or, if no time be specified,  upon  receipt  thereof  by  the  Board  of  Directors  or one of the above-named  officers;  and, unless  specified  therein,  the acceptance of such resignation shall not be necessary to make it effective.

      Section  3.4  REMOVAL.  Any  officer  may be removed at any time,  with or without cause, by the vote of a majority of the Board of Directors.

      Section 3.5  VACANCIES.  Any vacancy  however  caused in any office of the
Corporation shall be filled by the Board of Directors.

      Section 3.6 COMPENSATION.  Unless otherwise  provided by resolution passed by a  majority  of the Whole  Board,  and  subject  to the  requirements  of any national securities exchange or automated quotation system on which the stock of the Corporation is listed,  the salaries of all officers elected by the Board of
Directors shall be fixed by the Board of Directors.

      Section 3.7 CHAIRMAN OF THE BOARD.  The Chairman of the Board shall be the chairman of all meetings of the Board of Directors, or in the absence or in case there shall be no Chairman of the Board,  the Chief  Executive  Officer shall be the Chairman of all meetings of the Board of Directors.

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      Section 3.8  PRESIDENT.  The  President,  if so designated by the Board of
Directors,  shall be the Chief  Executive  Officer of the  Corporation and shall have  general  charge of the business  and affairs of the  Corporation,  subject however to the right of the Board of  Directors  to confer  specified  powers on officers and subject to the control of the Board of Directors  and the Executive
Committee,  if any.  If not  designated  by the  Board  of  Directors  as  Chief
Executive  Officer,  the President shall be the Chief  Operating  Officer of the
Corporation  and shall have general charge of the  day-to-day  operations of the business  and affairs of the  Corporation,  subject  however to the right of the
Board of  Directors  to confer  specified  powers on officers and subject to the control of the Board of Directors.  The Chief  Executive  Officer shall keep the
Board of Directors  appropriately informed regarding the business and affairs of the Corporation.

      Section 3.9 EXECUTIVE AND SENIOR VICE PRESIDENTS. One or more Executive or
Senior Vice  Presidents  shall,  subject to the  control of the Chief  Executive
Officer or the President,  have lead  accountability for components or functions of the  Corporation  as and to the  extent  designated  by the  Chief  Executive
Officer or the President. Each Executive or Senior Vice President shall keep the
Chief Executive Officer or the President to whom he or she reports appropriately informed on the business and affairs of the  designated  components or functions of the Corporation.

      Section  3.10  TREASURER.  The  Treasurer  shall  have  charge  of  and be responsible  for the  receipt,  disbursement  and  safekeeping  of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks,  trust companies or other depositories as shall be selected in accordance  with the provisions of these bylaws.  From time to time and whenever  requested to do so, the Treasurer shall render  statements of the condition of the finances of the  Corporation  to the Board of Directors.
The Treasurer  shall perform all the duties  incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

      Section 3.11 VICE  PRESIDENT.  Each Vice President  shall have such powers and duties as generally pertain to the office of Vice President and as the Board of  Directors  or the  President  may from time to time  prescribe.  During  the absence of the  president or his  inability to act,  the Vice  President,  or if there shall be more than one Vice  President,  then that one  designated  by the
Board of  Directors,  shall  exercise the powers and shall perform the duties of the  President,  subject  to the  direction  of the Board of  Directors  and the
Executive Committee, if any.

      Section  3.12  SECRETARY.  The  Secretary  shall  keep the  minutes of all meetings of stockholders and of the Board of Directors. He shall be custodian of the  corporate  seal  and  shall  affix it or  cause  it to be  affixed  to such instruments  as require  such seal and attest  the same and shall  exercise  the powers and shall perform the duties incident to the office of Secretary, subject to the direction of the Board of Directors and the Executive Committee, if any.

      Section 3.13 OTHER OFFICERS.  Each other officer of the Corporation  shall exercise the powers and shall perform the duties incident to his office, subject to the direction of the Board of Directors .

                                      -9-

                                   ARTICLE IV

                                  CAPITAL STOCK

      Section  4.1 STOCK  CERTIFICATES.  The stock of the  Corporation  shall be represented  by  certificates,  provided  that  the  Board of  Directors  of the
Corporation may provide by resolution or resolutions  that some or all of any or all  classes or series of its stock  shall be  uncertificated  shares.  Any such resolution  shall not apply to shares  represented  by a certificate  until such certificate  is  surrendered  to the  Corporation  (or  the  transfer  agent  or registrar,  as the case may be). Any certificates  representing  shares of stock shall be in such form as the Board of Directors may from time to time prescribe.
Each  certificate  shall be signed by or in the name of the  Corporation  by the
President or a Vice President and by the Treasurer or an Assistant  Treasurer or
the Secretary or an Assistant Secretary.  Any of or all the signatures appearing on such certificate or certificates may be a facsimile. If any officer, transfer agent or registrar who has signed or whose  facsimile  signature has been placed upon a  certificate  shall have  ceased to be such  officer,  transfer  agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer,  transfer agent or registrar at the date of issue.

      Section 4.2 TRANSFER OF STOCK.  Shares of stock shall be  transferable  on the books of the  Corporation  pursuant  to  applicable  law and such  rules and regulations as the Board of Directors shall from time to time prescribe.

      Section 4.3 HOLDERS OF RECORD.  Prior to due presentment for  registration of  transfer  the  Corporation  may treat the holder of record of a share of its stock as the complete  owner  thereof  exclusively  entitled to vote, to receive notifications and otherwise  entitled to all the rights and powers of a complete owner thereof, notwithstanding notice to the contrary.

      Section  4.4  LOST,  STOLEN,  DESTROYED  OR  MUTILATED  CERTIFICATES.  The
Corporation shall issue a new certificate of stock or  uncertificated  shares to replace a  certificate  theretofore  issued  by it  alleged  to have been  lost, destroyed or  wrongfully  taken,  if the owner or his legal  representative  (i)
requests  replacement,   before  the  Corporation  has  notice  that  the  stock
certificate  has been  acquired  by a bona fide  purchaser;  (ii) files with the
Corporation a bond  sufficient to indemnify  the  Corporation  against any claim that may be made against it on account of the alleged loss or destruction of any such stock  certificate  or the  issuance of any such new stock  certificate  or uncertificated  shares;  and (iii)  satisfies such other terms and conditions as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                                  MISCELLANEOUS

      Section 5.1 INDEMNITY. (a) The Corporation shall indemnify, subject to the requirements of subsection (d) of this Section, any person who was or is a party or is  threatened  to be made a party to any  threatened,  pending or  completed
action,  suit  or  proceeding,   whether  civil,  criminal,   administrative  or
investigative  (other than an action by or in the right of the Corporation),  by reason of the fact that he is or was a director,  officer,  employee or agent of the  Corporation,  or is or was serving at the request of the  Corporation  as a

                                      -10-

director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other  enterprise,  against  expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection  with such action,  suit or proceeding if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the  Corporation  and, with respect to any criminal action or proceeding,  had no reasonable cause to believe his conduct was unlawful. The termination of any action,  suit or proceeding by judgment,  order,  settlement, conviction or upon a plea of nolo  contendere or its  equivalent,  shall not, of itself,  create a presumption that the person did not act in good faith and in a manner  which  he  reasonably  believed  to be in or not  opposed  to  the  best interests  of the  Corporation  and,  with  respect  to any  criminal  action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b)   The Corporation  shall indemnify,  subject to the requirements of  subsection  (d) of this  Section,  any  person  who was or is a party  or is threatened to be made a party to any threatened,  pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director,  officer,  employee or agent of the  Corporation  or is or was  serving at the request of the  Corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)
actually  and  reasonably  incurred  by him in  connection  with the  defense or settlement  of such  action or suit if he acted in good faith and in a manner he reasonably  believed  to be in or not  opposed  to  the  best  interests  of the
Corporation and except that no  indemnification  shall be made in respect of any claim,  issue or matter as to which such person  shall have been  adjudged to be liable  to the  Corporation  unless  and only to the  extent  that the  Court of
Chancery  of the State of Delaware or the court in which such action or suit was brought shall  determine upon  application  that,  despite the  adjudication  of liability  but in view of all the  circumstances  of the  case,  such  person is fairly and reasonably entitled to indemnity for such expenses which the Court of
Chancery of the State of Delaware or such other court shall deem proper.

            (c)   To the extent that a director,  officer,  employee or agent of the  Corporation,  or a person serving in any other enterprise at the request of the  Corporation,  has been  successful on the merits or otherwise in defense of any action,  suit or proceeding  referred to in  subsection  (a) and (b) of this
Section,  or in defense of any claim,  issue or matter therein,  the Corporation shall indemnify him against  expenses  (including  attorneys' fees) actually and reasonably incurred by him in connection therewith.

            (d)   Any  indemnification  under  subsections  (a)  and (b) of this
Section  (unless  ordered by a court) shall be made by the  Corporation  only as authorized in the specific case upon a determination that indemnification of the director,  officer,  employee or agent is proper in the circumstances because he has met the applicable  standard of conduct set forth in subsections (a) and (b)
of this Section.  Such determination shall be made (1) by a majority vote of the directors  who are not parties to such action,  suit or  proceeding  even though less than a quorum, or (2) if there are no such directors,  or if such directors so direct,  by  independent  legal counsel in a written  opinion,  or (3) by the stockholders.

                                      -11-

            (e)   Expenses incurred by a director, officer, employee or agent in defending  a civil or criminal  action,  suit or  proceeding  may be paid by the
Corporation  in  advance  of the  final  disposition  of  such  action,  suit or proceeding  as  authorized  by  the  Board  of  Directors  upon  receipt  of  an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall  ultimately be determined  that he is not entitled to be indemnified by the Corporation as authorized in this Section.

            (f)   The indemnification and advancement of expenses provided by or granted  pursuant to, the other  subsections of this Section shall not limit the
Corporation from providing any other  indemnification or advancement of expenses permitted  by law nor shall it be deemed  exclusive of any other rights to which those seeking indemnification may be entitled under any by-law,  agreement, vote of stockholders or  disinterested  directors or otherwise,  both as to action in his official  capacity and as to action in another  capacity  while holding such office.

            (g)   The Corporation may purchase and maintain  insurance on behalf of any  person  who is or was a  director,  officer,  employee  or  agent of the
Corporation,  or who is or was  serving at the request of the  Corporation  as a director, officer, employee or agent of another corporation,  partnership, joint venture,  trust or other enterprise  against any liability  asserted against him and incurred by him in any such capacity,  or arising out of his status as such, whether or not the  Corporation  would have the power to  indemnify  him against such liability under the provisions of this Section.

            (h)   The  indemnification  and advancement of expenses provided by, or granted  pursuant to this  section  shall,  unless  otherwise  provided  when authorized or ratified, continue as to a person who has ceased to be a director, officer,  employee  or agent  and  shall  inure  to the  benefit  of the  heirs, executors and administrators of such a person.

            (i)   For  the  purposes  of  this   Section,   references  to  "the
Corporation"  shall  include,  in addition  to the  resulting  corporation,  any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued,  would have had power and authority to indemnify its directors,  officers, employees or agents, so that any person who is or was a director,  officer, employee or agent of such  constituent  corporation,  or is or was  serving at the request of such constituent  corporation  as a director,  officer,  employee or agent of another corporation,  partnership, joint venture, trust or other enterprise, shall stand in the same  position  under the  provisions of this Section with respect to the resulting  or  surviving  corporation  as he would  have  with  respect  to such constituent corporation if its separate existence had continued.

            (j)   This Section 5.1 shall be  construed  to give the  Corporation the broadest  power  permissible  by the DGCL, as it now stands and as hereafter amended.

      Section  5.2  WAIVER  OF  NOTICE.  Whenever  notice  is  required  by  the
Certificate  of  Incorporation,  the  By-Laws or any  provision  of the DGCL,  a written waiver thereof,  signed by the person entitled to notice, whether before or after  the time  required  for such  notice,  shall be deemed  equivalent  to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such  meeting,  except  when the  person  attends a meeting  for the  express purpose of objecting, at the beginning of the meeting, to the transaction of any business  because the meeting is not lawfully  called or  convened.  Neither the

                                      -12-

business to be transacted at, nor the purpose of, any regular or special meeting of the  stockholders,  directors or members of a committee of directors  need be specified in any written waiver of notice.

      Section 5.3 FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

      Section 5.4 CORPORATE  SEAL.  The corporate  seal shall be in such form as the Board of Directors may from time to time prescribe, and the same may be used by causing it or a facsimile  thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE VI

                              AMENDMENT OF BY-LAWS

      Section 6.1 AMENDMENT.  The By-Laws may be altered,  amended or repealed by the stockholders or by the Board of Directors by a majority vote.